UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2005

WESTPOINT STEVENS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15381	36-3498354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 West 10th Street, West Point, Georgia	31833

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (706) 645-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2005, pursuant to the terms of the Company's Key Employee Retention and Severance Program and authorization of the Compensation Committee of its Board of Directors, the Company deposited discretionary funds into an escrow account in accordance with the terms of the Company's Key Employee Retention and Severance Program, as approved and extended by the Bankruptcy Court on October 23, 2003, and August 23, 2004, respectively.  The awards were granted to Messrs. M.L. "Chip" Fontenot, the Company's Chief Executive Officer and Lester D. Sears, the Company's Chief Financial Officer in the gross amount of $97,542 each.  Payment of the funds from the escrow account is contingent upon the confirmation of a plan by the Bankruptcy Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTPOINT STEVENS INC.
(Registrant)

Date: June 13, 2005	By:	/s/ Christopher N. Zodrow

Christopher N. Zodrow
Vice President and Secretary